UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2022

NORWOOD FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NORWOOD FINANCIAL CORP

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On April 26, 2022, the Board of Directors of Norwood Financial Corp (the “Company”) appointed James O. Donnelly as President and Chief Executive Officer of the Company, and its wholly owned subsidiary, Wayne Bank (the “Bank”), effective as of May 9, 2022, his first day of employment with the Company. Mr. Donnelly joins the Company with over 30 years of banking experience, most recently with Bangor Savings Bank where he served as its Executive Vice President and Chief Commercial Officer. Mr. Donnelly will bring to the chief executive officer role substantial experience and leadership skills in the areas of commercial lending, retail and mortgage banking, credit, financial management, wealth management and franchise growth through acquisition and market expansion. Mr. Donnelly has a long and distinguished history of community service, including in the areas of healthcare, higher education and the United Way.

The Company and the Bank expect to enter into an Employment Agreement (the “Agreement”) with Mr. Donnelly as of May 9, 2022. Pursuant to the Agreement, Mr. Donnelly will be employed as the President and Chief Executive Officer of the Bank and of the Company. Mr. Donnelly will be paid a salary at the rate of $425,000 per annum or such higher amount as may be determined from time to time (“Base Salary”). The Agreement will be for the period commencing on May 9, 2022 (the “Effective Date”) and ending thirty-six (36) months thereafter, unless terminated earlier. On each annual anniversary date of the Effective Date, this Agreement shall automatically be extended for an additional 12 months unless either party has beforehand provided the other party with written notice that this Agreement shall not be extended at such time. Mr. Donnelly’s employment shall be for no definite period of time, and Mr. Donnelly, on one hand, and the Company and/or the Bank, on the other hand, may terminate such employment relationship at any time for any reason or no reason. The at-will employment relationship shall remain in full force and effect regardless of any statements to the contrary made by Company or Bank personnel or set forth in any documents other than those explicitly made to the contrary and signed by an authorized representative of the Company and the Bank.

Mr. Donnelly shall participate in an equitable manner with all other senior management employees of the Bank and the Company in discretionary incentive compensation that the Boards of Directors of the Bank and the Company may award from time to time to their senior management employees, including:

(i)    Sign-on Equity Award. Following commencement of employment, Mr. Donnelly will receive a one-time award of 3,000 shares of Company common stock (“Sign-on Equity Award”). Such Sign-on Equity Award will be detailed in a Restricted Stock Award Agreement to be authorized by the Company and will provide for vesting of such award at the rate of 70% as of the one year anniversary of the employment date, and 10% annually thereafter for three additional years during such period of continuous employment with the Company.

(ii)    Bank’s Executive Annual Incentive Plan. For calendar year 2022, the Bank will pay Mr. Donnelly a pro rata cash bonus under the Annual Incentive Plan calculated at not less than the target performance level of 36%. This bonus will be paid in early 2023.

(iii)    Annual Restricted Stock Awards. The Company’s 2014 Equity Incentive Plan provides for restricted stock awards based upon Company and individual performance metrics. For the award anticipated to be granted in December 2022, the Company will calculate such award with a value of 30% of the annual base salary. For 2023, the award will be performance based.

In the event that Mr. Donnelly’s employment is involuntarily terminated during the term of the Agreement, absent termination for cause, or Mr. Donnelly terminates for “good reason” to be defined in the Agreement, he will receive severance compensation in a lump-sum payment equal to his base salary for the remaining term of the Agreement, but in an amount not less than calculated for a period of 18 months or for more than a period of 24 months. In the event of Mr. Donnelly’s termination of employment following a Change in Control transaction, his severance compensation will be equal to:

(i)    a severance benefit equal to 2.999 times his 5-year average annualized taxable compensation, plus

(ii)    reimbursement for the cost of COBRA continuation for the coverage for Mr. Donnelly and his dependents in effect as of the date of such termination of employment that is available to Mr. Donnelly under the provisions of COBRA for a period of eighteen (18) months following termination of employment.

Mr. Donnelly is eligible to participate in the employee benefits generally applicable to employees of the Bank, including: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, retirement, pension, and/or other present or future tax-qualified and non-tax-qualified plans sponsored by the Bank. The Company intends to implement a salary continuation agreement (“SERP”) which will provide Mr. Donnelly with a supplemental retirement payment upon retirement from the Bank following continuous employment through attainment of age 65 years old or thereafter in an amount equal to $125,000 per year for 15 years thereafter. Such SERP will provide that Mr. Donnelly will be vested in the annual financial reporting accrual amounts which will then be payable as a monthly benefit beginning at age 65 for 180 monthly payments thereafter in the event that Mr. Donnelly retires earlier than age 65; provided that Mr. Donnelly complies with the non-compete and non-solicitation limitations set forth in such SERP.

The Company will provide Mr. Donnelly with application fees, bond costs and annual dues in connection with his membership at a local golfing and country club and such other private clubs, social, civic and community organizations that the Board of Directors of the Bank may reasonably determine during the term of employment hereunder. Mr. Donnelly will also be provided with the use of an appropriate, executive quality automobile with insurance, maintenance, fuel and all fees and costs paid by the Bank. Mr. Donnelly’s car may be replaced upon the sooner of three (3) years, 45,000 miles or projected excessive maintenance costs. The Company will pay Mr. Donnelly usual and customary expenses related to relocation of his primary household.

The foregoing is a summary of the anticipated terms of the Agreement and is qualified in its entirety by reference to the Agreement when finalized and filed.

(d)    On April 26, 2022, William W. Davis, Jr., Chairman of the Board, retired from the Board of Directors of the Company and the Bank. Mr. Davis was appointed Director Emeritus on that same date. In addition, on April 26, 2022, Lewis J. Critelli was appointed Chairman of the Board of Directors of the Company and the Bank.

On April 26, 2022, the Company issued a press release announcing the retirement of Mr. Davis from the Board. A copy of the press release is filed with this report as exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    On April 26, 2022, the Company held its annual meeting of stockholders in virtual format.

(b)    The following is a record of the vote on each matter presented at the annual meeting.

(1)    Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Dr. Andrew A. Forte	4,690,081	138,839	1,782,045
Ralph A. Matergia	3,928,971	899,949	1,782,045
Susan Campfield	4,328,043	500,877	1,782,045
Alexandra K. Nolan	4,662,208	166,712	1,782,045

There were no abstentions in the election of directors.

(2)    To approve an amendment to the Norwood Financial Corp 2014 Equity Incentive Plan to increase the total shares available for stock awards by 100,000 shares;

For	Against	Abstain
3,961,153	753,400	114,367

There were 1,782,045 broker non-votes on the approval of the amendment to the 2014 Equity Incentive Plan.

(3)    Ratification of appointment of S.R. Snodgrass, P.C. as independent auditors for the fiscal year ending December 31, 2022.

For	Against	Abstain
6,313,756	52,993	244,216

There were no broker non-votes on the ratification of auditors.

On April 29, 2022, the Company issued a press release announcing the results of the Annual Meeting. For further information, reference is made to the press release dated April 29, 2022, which is filed herewith as Exhibit 99.2 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed herewith:

Number	Description

99.1	Press Release dated April 26, 2022

99.2	Press Release dated April 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP

Date: April 29, 2022	By:	/s/ Lewis J. Critelli
Lewis J. Critelli
President and Chief Executive Officer
(Duly Authorized Representative)